EXHIBIT 99.1

PRECISION CASTPARTS CORP. RECEIVES INTERNATIONAL

CLEARANCE FOR PROPOSED ACQUISITION OF SPS TECHNOLOGIES, INC.

PORTLAND OR, November 18, 2003 – Precision Castparts Corp. (NYSE:PCP) has received favorable decisions from the competition authorities in France, Germany, and Romania for the acquisition of SPS Technologies, Inc. (NYSE:ST). Previously, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired without further extension. As a result, all U.S. and international governmental and regulatory reviews required for the completion of the acquisition have been received.

The proposed acquisition remains subject to the satisfaction of closing conditions, including SPS shareholder approval. As previously announced, a date of December 2, 2003, has been established for a meeting of SPS shareholders to vote upon the merger agreement. December 2, 2003, has also been designated as the election deadline for merger consideration elections in connection with the acquisition. If shareholder approval is obtained and all other conditions are met, the parties anticipate that the closing will occur at the close of business on December 9, 2003.

A more complete description of the voting and election procedures and the adjustment and pro-ration mechanisms applicable to elections are contained in the SPS proxy statement/prospectus dated October 16, 2003, and the election materials mailed to SPS shareholders, both of which SPS shareholders are urged to read carefully.

Copies of the proxy statement/prospectus and any related documents filed with the SEC can be obtained free of charge at the website maintained by the SEC at www.sec.gov. SPS shareholders may obtain additional copies of the merger consideration election materials by contacting The Bank of New York at 1-800-507-9357.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that we will be unable to fully realize the benefits we anticipate from the acquisition; the challenges of achieving anticipated synergies; the possibility that we will incur costs or difficulties related to the integration of our business greater than those we expect; the ability to maintain customer relationships after the merger; our ability to retain and motivate key employees of both organizations; the difficulty of keeping expense growth and integration costs at modest levels while increasing revenues; the challenges of integration and restructuring associated with the transaction; the ability to obtain the necessary SPS shareholder approval; the possibility that the acquisition may not close; and other risks that are described from time to time in our Securities and Exchange Commission reports.

Additional Information About this Transaction

PCC and SPS have filed a definitive proxy statement/prospectus and other documents regarding this transaction with the Securities and Exchange Commission. PCC and SPS have mailed the definitive proxy statement/prospectus and merger consideration election materials to the SPS security holders. These documents contain important information about this transaction.

You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free of charge from PCC at the PCC Corporate Center/Financial Documents section of www.precast.com or by contacting PCC Investor Relations at (503) 417-4850. They may also be obtained under Financial Information in the Investor Relations section of www.spstech.com or by contacting SPS Investor Relations at (215) 517-2001.

Participants in This Transaction

PCC and SPS and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of PCC and SPS and information about other persons who may be deemed participants in this transaction is included in the proxy statement/prospectus. You can find information about PCC’s executive officers and directors in PCC’s proxy statement (DEF14A) filed with the SEC on July 7, 2003. You can find information about SPS’s officers and directors in its proxy statement (DEF14A) filed with the SEC on March 31, 2003. You can obtain free copies of these documents from the SEC, PCC, or SPS using the contact information above.